EXHIBIT 23(a)

                          INDEPENDENT AUDITOR'S CONSENT



            We consent to the incorporation by reference in this Registration Statement of Miltope Group Inc. on Form S-8 of our report dated March 23, 1995, appearing in the Annual Report on Form 10-K of Miltope Group Inc. for the year ended
            December 31, 1994.


            /s/ Deloitte & Touche LLP

            Birmingham, Alabama
            December 20, 1995